UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 1, 2021
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 1, 2021, Integer Holdings Corporation (the “Company”) announced the election of Sheila Antrum, Cheryl C. Capps and Alvin (Tyrone) Jeffers to its Board of Directors (the “Board”), effective February 1, 2021. Ms. Antrum will serve on the Board’s Governance and Nominating Committee and Compensation and Organization Committee; Ms. Capps will serve on the Board’s Governance and Nominating Committee and Technology Strategy Committee; and Mr. Jeffers will serve on the Board’s Audit Committee and Technology Strategy Committee. As a director, each will be entitled to receive remuneration in accordance with the Company’s Director Compensation Policy filed as an exhibit to the Company’s 10-Q on October 29, 2020. Ms. Antrum’s, Ms. Capps’ and Mr. Jeffers’ terms as director will continue until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal.
Item 7.01 Regulation FD Disclosure
A copy of the press release announcing the election of these new directors is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 1, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	February 2, 2021	INTEGER HOLDINGS CORPORATION

		By:	/s/ Jason K. Garland
Jason K. Garland
Executive Vice President and
Chief Financial Officer